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                                               Contact:         Christopher Wyse
                                                                    616/923-3417
                                           Christopher_Wyse @email.whirlpool.com

                                                                       EXHIBIT 2

              WHIRLPOOL CORPORATION SUSTAINS STRONG PERFORMANCE
                 IMPROVEMENTS IN SECOND-QUARTER 1997 EARNINGS

     BENTON HARBOR, Mich. -- July 15, 1997 -- Whirlpool Corporation (NYSE: WHR) said today that continued strong performance in North America and Latin America and sustained year-over-year improvement in Europe resulted in a 23-percent rise in second-quarter earnings.
     Net earnings were $65 million for the quarter, or 86 cents per share, versus $52 million, or 70 cents per share, in the comparable 1996 period. Second-quarter revenues were $2.1 billion, down 7 percent from the 1996 period. This revenue decline is directly attributable to weak air conditioner shipments in North America and the effects of the strong dollar on currency translations from European operations.
     Year-to-date 1997 net earnings were $111 million, or $1.48 per share, on revenues of $4.2 billion, compared with net earnings of $90 million, or $1.20 per share, on revenues of $4.3 billion for the first half of 1996.
     Whirlpool's chairman and chief executive officer David R. Whitwam said that the second-quarter financial results are consistent with the company's expectations for solid performance improvement in 1997.
     "Our performance this quarter has been led by significant improvements in our European business, due primarily to our ability to manage costs in a tough economic environment, while strengthening our product mix and improving our margins," said Whitwam. "The North and Latin American businesses continued their solid performance, while Asia's results reflect the on-going challenges of building Whirlpool's presence in that region."
     North American second-quarter unit shipments were essentially even with last year's record levels, absent a sizable weakness in air conditioner sales caused by cooler than normal weather conditions and high retail inventories carried over from the 1996 season. Consumer response to new products,

                                    - more -



[Whirlpool logo]            Administrative Center, Benton Harbor, Michigan 49022
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particularly Whirlpool brand free-standing ranges and built-in ovens and
KitchenAid brand dishwashers, continues to be strong.

     Whirlpool Europe, counter to its industry, showed a slight improvement in second-quarter unit shipments; sales increased 2.5 percent, in local currency, but are down 6.7 percent when translated to U.S. dollars. Extensive new products, which provide better margins, in combination with manufacturing efficiencies, drove higher profits. The company expects to continue solid year-over-year improvements despite its view that full-year 1997 industry shipments will be down slightly from 1996 levels.

     Latin American sales increased nearly 8 percent in the second quarter, versus the same period in 1996, driven by higher unit volumes. Even though Brazil's appliance industry slowed from last year's robust levels and competition increased, the company maintained its market share position. Total profit contribution from the region continues to be strong.

     Whirlpool Asia, facing on-going development costs particularly related to Chinese joint ventures, sustained a second-quarter operating loss. The company continues to address operating issues relating to its long-term strategy in this important region.

     Whitwam said that he is pleased with the overall performance of the company and the progress Whirlpool is making toward significant improvements in full-year 1997 operating results.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in about 140 countries.

                                      ###
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
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)                                                              File: IS10Q2Q
WHIRLPOOL CORPORATION AND SUBSIDIARIES                                                                                 DLR 7/11/97
THREE MONTHS ENDED June 30                                                          Supplemental Consolidating Data
(millions of dollars except share data)                                     ------------------------------------------------
                                                 Whirlpool Corporation        Whirlpool with WFC       Whirlpool Financial
                                                     (Consolidated)           on an Equity Basis        Corporation (WFC)
                                                 ----------------------     ----------------------    ----------------------
                                                    1997        1996           1997        1996         1997         1996
                                                 ----------  ----------     ----------  ----------    ---------    ---------
REVENUES
Net sales                                        $    2,074  $    2,229     $    2,074  $    2,229    $       -    $       -
Financial services                                       43          43              -           -           62           55
                                                 ----------  ----------     ----------  ----------    ---------    ---------
                                                      2,117       2,272          2,074       2,229           62           55

EXPENSES
Cost of products sold                                 1,588       1,737          1,588       1,737            -            -
Selling and administrative                              393         418            381         402           31           28
Financial services interest                              22          16              -           -           23           19
Intangible amortization                                   9           9              9           9            -            -
                                                 ----------  ----------     ----------  ----------    ---------    ---------
                                                      2,012       2,180          1,978       2,148           54           47
                                                 ----------  ----------     ----------  ----------    ---------    ---------

OPERATING PROFIT                                        105          92             96          81            8            8

OTHER INCOME (EXPENSE)
Interest and sundry                                       4          (4)             2          (5)           1            1
Interest expense                                        (40)        (44)           (38)        (41)           -            -
                                                 ----------  ----------     ----------  ----------    ---------    ---------

EARNINGS BEFORE TAXES
  AND OTHER ITEMS                                        69          44             60          35            9            9

Income Taxes                                             32          21             29          18            3            3
                                                 ----------  ----------     ----------  ----------    ---------    ---------

EARNINGS BEFORE EQUITY EARNINGS
  AND MINORITY INTERESTS                                 37          23             31          17            6            6

Equity in WFC                                             -           -              3           5            -            -
Equity in affiliated companies                           24          27             24          27            -            -
Minority interests                                        4           2              7           3           (3)          (1)
                                                 ----------  ----------     ----------  ----------    ---------    ---------

NET EARNINGS                                     $       65  $       52     $       65  $       52    $       3    $       5
                                                 ==========  ==========     ==========  ==========    =========    =========


Per share of Common Stock:
  Primary earnings                               $     0.86  $     0.70
                                                 ==========  ==========
  Cash dividends                                 $     0.34  $     0.34
                                                 ==========  ==========

See notes to consolidated condensed financial statements

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
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)                                                              File: IS10Q2Y
WHIRLPOOL CORPORATION AND SUBSIDIARIES                                                                                 DLR 7/11/97
THREE MONTHS ENDED June 30                                                          Supplemental Consolidating Data
(millions of dollars except share data)                                     ------------------------------------------------
                                                 Whirlpool Corporation        Whirlpool with WFC       Whirlpool Financial
                                                     (Consolidated)           on an Equity Basis        Corporation (WFC)
                                                 ----------------------     ----------------------    ----------------------
                                                    1997        1996           1997        1996         1997         1996
                                                 ----------  ----------     ----------  ----------    ---------    ---------
REVENUES
Net sales                                        $    4,064  $    4,242     $    4,064  $    4,242    $       -    $       -
Financial services                                       91          89             -            -          124          109
                                                 ----------  ----------     ----------  ----------    ---------    ---------
                                                      4,155       4,331          4,064       4,242          124          109

EXPENSES
Cost of products sold                                 3,124       3,300          3,124       3,300            -            -
Selling and administrative                              785         811            754         771           64           60
Financial services interest                              42          32              -           -           45           38
Intangible amortization                                  17          18             17          18            -            -
                                                 ----------  ----------     ----------  ----------    ---------    ---------
                                                      3,968       4,161          3,895       4,089          109           98
                                                 ----------  ----------     ----------  ----------    ---------    ---------

OPERATING PROFIT                                        187         170            169         153           15           11

OTHER INCOME (EXPENSE)
Interest and sundry                                       -          (1)            (3)         (7)           3            6
Interest expense                                        (76)        (84)           (73)        (78)           -            -
                                                 ----------  ----------     ----------  ----------    ---------    ---------

EARNINGS BEFORE TAXES
    AND OTHER ITEMS                                     111          85             93          68           18           17

Income Taxes                                             52          39             45          33            7            6
                                                 ----------  ----------     ----------  ----------    ---------    ---------

EARNINGS BEFORE EQUITY EARNINGS
    AND MINORITY INTERESTS                               59          46             48          35           11           11

Equity in WFC                                             -           -              7           9            -            -
Equity in affiliated companies                           46          41             46          41            -            -
Minority interests                                        6           3             10           5           (4)          (2)
                                                 ----------  ----------     ----------  ----------    ---------    ---------

NET EARNINGS                                     $      111  $       90     $      111  $       90    $       7    $       9
                                                 ==========  ==========     ==========  ==========    =========    =========


Per share of Common Stock:
    Primary earnings                             $     1.48  $     1.20
                                                 ==========  ==========
    Cash dividends                               $     0.68  $     0.68
                                                 ==========  ==========

See notes to consolidated condensed financial statements

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

CONSOLIDATED CONDENSED BALANCE SHEETS
WHIRLPOOL CORPORATION AND SUBSIDIARIES

(millions of dollars)                                                               Supplemental Consolidating Data
                                                                         -----------------------------------------------------
                                              Whirlpool Corporation         Whirlpool with WFC          Whirlpool Financial
                                                 (Consolidated)             on an Equity Basis           Corporation (WFC)
                                            -------------------------    -------------------------   -------------------------
                                              June 30     December 31      June 30     December 31     June 30     December 31
                                               1997          1996           1997          1996          1997          1996
                                            (Unaudited)    (Audited)     (Unaudited)    (Audited)    (Unaudited)   (Audited)
                                            -----------   -----------    -----------   -----------   -----------   -----------
ASSETS

CURRENT ASSETS

Cash and equivalents                        $       172   $       129    $       123   $       102   $        49   $        27
Trade receivables, less allowances
     (1997:  $46 ;1996:  $45 )                    1,104           966          1,104           966             -             -
Financing receivables and leases,
     less allowances
     (1997:  $12 ;1996:  $12 )                    1,302         1,400              -             -         1,302         1,400
Inventories                                       1,097         1,034          1,097         1,034             -             -
Other current assets                                275           283            277           291            10             6
                                            -----------   -----------    -----------   -----------   -----------   -----------
TOTAL CURRENT ASSETS                              3,950         3,812          2,601         2,393         1,361         1,433


Investments and other assets                        822           830          1,110         1,113             -             -
Financing receivables and leases,
     less allowances
     (1997:  $39 ;1996:  $38 )                      710           705              -             -           710           705
Intangibles, net                                    795           870            795           870             -             -
                                            -----------   -----------    -----------   -----------   -----------   -----------
                                                  2,327         2,405          1,905         1,983           710           705

Property, plant and equipment                     3,757         3,839          3,736         3,820            21            19
Accumulated depreciation                         (2,075)       (2,041)        (2,063)       (2,030)          (12)          (11)
                                            -----------   -----------    -----------   -----------   -----------   -----------
                                                  1,682         1,798          1,673         1,790             9             8

                                            -----------   -----------    -----------   -----------   -----------   -----------
TOTAL ASSETS                                $     7,959   $     8,015    $     6,179   $     6,166   $     2,080   $     2,146
                                            ===========   ===========    ===========   ===========   ===========   ===========

See notes to consolidated condensed financial statements

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

CONSOLIDATED CONDENSED BALANCE SHEETS
WHIRLPOOL CORPORATION AND SUBSIDIARIES

(millions of dollars)                                                               Supplemental Consolidating Data
                                                                         -----------------------------------------------------
                                              Whirlpool Corporation         Whirlpool with WFC          Whirlpool Financial
                                                 (Consolidated)             on an Equity Basis           Corporation (WFC)
                                            -------------------------    -------------------------   -------------------------
                                              June 30     December 31      June 30     December 31     June 30     December 31
                                               1997          1996           1997          1996          1997          1996
                                            (Unaudited)    (Audited)     (Unaudited)    (Audited)    (Unaudited)   (Audited)
                                            -----------   -----------    -----------   -----------   -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable                               $     2,299   $     2,157    $       903   $       704   $     1,396   $     1,453
Accounts payable                                    863           983            779           886            96           111
Other current liabilities                           853           882            844           876             9             6
                                            -----------   -----------    -----------   -----------   -----------   -----------
TOTAL CURRENT LIABILITIES                         4,015         4,022          2,526         2,466         1,501         1,570

Long-term debt                                      900           955            832           887            68            68
Postemployment benefits                             567           563            560           557             7             6
Other liabilities                                   356           367            240           248           116           119
                                            -----------   -----------    -----------   -----------   -----------   -----------
                                                  1,823         1,885          1,632         1,692           191           193

Minority interests                                  174           182             74            82           110           110

STOCKHOLDERS' EQUITY
Common stock                                         81            81             81            81             8             8
Paid-in capital                                     253           246            253           246            26            26
Retained earnings                                 1,978         1,918          1,978         1,918           249           242
Unearned restricted stock                            (6)           (7)            (6)           (7)            -             -
Currency translation adjustments                   (122)          (76)          (122)          (76)           (5)           (3)
Treasury stock - at cost                           (237)         (236)          (237)         (236)            -             -
                                            -----------   -----------    -----------   -----------   -----------   -----------
TOTAL STOCKHOLDERS' EQUITY                        1,947         1,926          1,947         1,926           278           273

                                            -----------   -----------    -----------   -----------   -----------   -----------
TOTAL LIABILITIES AND EQUITY                $     7,959   $     8,015    $     6,179   $     6,166   $     2,080   $     2,146
                                            ===========   ===========    ===========   ===========   ===========   ===========

See notes to consolidated condensed financial statements